Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-254978) of IMARA Inc.,
(2)	Registration Statements (Form S-8 Nos. 333-237117 and 333-258538) pertaining to the stock incentive plan, equity incentive plans and employee stock purchase plan of IMARA Inc. and
(3)	Registration Statement (Form S-4 No. 333-268300) of IMARA Inc.

of our report dated February 10, 2023, with respect to the consolidated financial statements of IMARA Inc. included in this Annual Report (Form 10-K) of IMARA Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 10, 2023